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                                                         EXHIBIT 99.1(e)(6)


DATED:                         August 1, 2002

THIS DEED OF RELEASE IS MADE BY AND AMONG:

(1)   Each of the persons named in Schedule 1 hereto ("the PHFL Parties");

(2) Omega Worldwide, Inc., a Maryland corporation whose principal office is at 1905 Pauline Boulevard, Suite 1, Ann Arbor, Michigan, 48103 ("OWI") contracting on behalf of itself and all of its subsidiary undertakings

(3) Principal Healthcare Finance Limited, a company registered in Jersey under No. 62304 and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands ("PHFL") contracting on behalf of itself and all of its subsidiary undertakings

(4)   Each of the persons named in Schedule 2 hereto ("the Schedule 2
      Parties")

(each of the above persons a "Party" and together "the Parties")

RECITALS

(A) Each of the PHFL Parties and each of the Schedule 2 Parties is or has been a shareholder, director, or employee of or consultant to PHFL and/or OWI and/or any of their respective subsidiary undertakings. OWI holds approximately one third of the issued shares in PHFL.

(B) Certain of the Parties have been in dispute with one another in relation to PHFL and proceedings ("Jersey Proceedings") were commenced in the Royal Court of Jersey (Samedi Division), in the name of PHFL and OWI against Essel W Bailey Jr, Robert L Parker and Thomas F Franke (together "the Defendants") by an Order of Justice dated 26 June 2002 and which included injunctions against the Defendants. The parties to the Jersey Proceedings filed a Consent Order and Notice of Discontinuance dated 15 July 2002 (the "Consent Order") agreeing to the making of orders lifting the injunctions and discontinuing the action.

(C) Principal Healthcare Finance Investments (Guernsey) Limited ("PH Investments") and Four Seasons Health Care Limited ("Four Seasons"), being companies under substantially common ownership, have respectively made proposals with a view to an offer ("the PHFL Offer") being made by Altium Capital Limited on behalf of PH Investments to acquire all of the issued shares and warrants of PHFL, other than those already held by OWI and an offer ("the OWI Offer") being made by a wholly-owned subsidiary of Four Seasons to acquire all of the issued and outstanding common stock of OWI and merge the acquiring subsidiary into OWI, upon terms that the PHFL Offer and the OWI Offer (either an "Offer" and collectively "the Offers") will be interconditional.

(D) In order to facilitate the Offers, the Parties have agreed that all matters in dispute between any of the PHFL Parties (and/or their respective associates) and/or between any of the PHFL Parties (and/or their respective associates) on the one hand and any of the other Parties (and/or their respective associates), on the other, shall, subject in

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      each case (save as and to the extent provided by Clause 2 in respect of the Jersey Proceedings) to the Offers duly becoming or being declared unconditional in all respects, be resolved on the basis set out in this Deed. In addition, PH Investments and Four Seasons have indicated that they will not be willing to make their respective Offers unless the PHFL Shareholders enter into the releases and undertakings set out in this Deed in favour of the Target Group Members.

NOW THIS DEED WITNESSES as follows:

1           DEFINITIONS AND INTERPRETATION


            In this Deed the following terms and expressions have the meanings set out below:-

            "ASSOCIATE" means:

            (1)in relation to any Party being an individual, each and any of the following as at the date of this Deed:-

            (a) that individual's spouse and/or children and remoter issue (including stepchildren);

            (b) any partnership in which that individual or any Associate of that individual is a partner and/or any body corporate in which that person and/or any Associate(s) of that individual are interested (directly or indirectly) in share capital carrying in aggregate more than thirty per cent of the voting rights normally able to be exercised at general meetings thereof or entitled to exercise or control the exercise of more than thirty per cent of such voting rights;

            (c) any trust of which that individual or any Associate of that person is a beneficiary (whether discretionary or otherwise);

            (d) other person being the holder of shares or warrants in PHFL and/or OWI in which that individual is interested within the meaning of Part X of the Companies Act 1985; and

            (e) without prejudice to the generality of the foregoing, any person or entity listed as an Associate of such individual in the Schedule 1 or Schedule 2

            Provided always that for the purposes of Clauses 3.1 and 3.2, those Associates described in paragraph (b) and/or (d) above shall be "released persons" only to the extent the same are identified in
            Schedule 1 or Schedule 2; and

            (2)in relation to any Party being a body corporate, any other entity which at the date of this Deed is its parent undertaking or subsidiary undertaking or a subsidiary undertaking of its parent undertaking, and, in the case of PHFL and OWI, any other entity which will become its parent undertaking

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               as a result of Completion together with Alchemy Partners and
               Alchemy Partners (Guernsey) Limited;

            "COMPLETION" means the PHFL Offer becoming or being duly declared unconditional in all respects;

            "PHFL OFFER DOCUMENT" means the draft dated 24 July 2002 of the document which will formally make the PHFL Offer, a copy of which has been initialled, for the purpose of identification, by partners of Reed Smith Warner Cranston, Mayer Brown Rowe & Maw and Macfarlanes respectively;

            "TARGET GROUP MEMBER" means and includes each and any of PHFL, OWI and their respective Associates;

            "subsidiary undertaking" and "parent undertaking" have the meanings provided by the Companies Act 1985 of Great Britain;


2           JERSEY PROCEEDINGS

2.1 The parties to the Jersey Proceedings have filed a Consent Order dated 15 July 2002 agreeing to the making of orders lifting the injunctions and discontinuing the action. The parties to the Jersey Proceedings acknowledge that the filing of the Consent Order will not of itself provide the Defendants with a defence to a subsequent action for the same, or substantially the same cause of action.

2.2 Save as provided in Clause 4 below and notwithstanding the Consent Order referred to in Clause 2.1 above, OWI, PHFL, Essel W Bailey Jr, Robert L Parker and Thomas F Franke agree to waive, upon and with effect from Completion, any and all claims rights and interests of any kind that they have against each other as at the time of Completion or would but for this Deed of Release have had in the future in respect of any matter arising from or connected with the matters pleaded in the Jersey Proceedings.

2.3 Notwithstanding Clause 2.2 above the Defendants shall be entitled to enforce the order for costs in their favour contained in the Consent Order.

3           OTHER MATTERS


            Save as provided in Clause 4 below:


3.1 each PHFL Party agrees that, with effect from Completion, such Party shall not have, and shall procure that no Associate of such Party asserts, any claim, right or other interest of any kind (whether, without limitation, direct or indirect, actual or contingent, based on facts known or unknown to any of the Parties or their Associates or on the law as it currently stands or may develop, or for fraud, any tortious act or breach of contract, or for compensation for loss of office or monies due or on any other account whatsoever) against any other Party and/or his or its Associates (being the "released parties" for purposes of this Clause 3.1), in respect of any act, event or omission occurring, or

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            circumstances arising, prior to the date of this Deed and which relates in any way to OWI, PHFL and/or any Target Group Member;


3.2 each of the Parties (other than the PHFL Parties) agrees that, with effect from Completion, such Party shall not have, and shall procure that no Associate of such Party asserts, any claim, right or other interest of any kind (whether, without limitation, direct or indirect, actual or contingent, based on facts known or unknown to any of the Parties or their Associates or on the law as it currently stands or may develop, or for fraud, any tortious act or breach of contract, or for compensation for loss of office or monies due or on any other account whatsoever) against any PHFL Party and/or his or its Associates (being the "released parties" for purposes of this Clause 3.2), in respect of any act, event or omission occurring, or circumstances arising, prior to the date of this Deed and which relates in any way to OWI, PHFL and/or any Target Group Member;

3.3 each of the Parties covenants and undertakes that, to the extent that any such claim, right or other interest as is referred to in Clause 3.1 or as the case may be 3.2 exists or may exist in favour of such Party and/or any of his or its Associates, such Party (to the fullest extent possible under applicable law) irrevocably and unconditionally waives such claim or obligation and forever discharges and releases each released person from any debt, obligation or liability whatsoever to such Party in respect of such claim or obligation and undertakes to procure such waiver, discharge and release by any Associate of such Party (and if and to the extent that this Clause 3.3 may be ineffective to waive, discharge and release any such claim or obligation such Party hereby irrevocably assigns, and undertakes to procure the assignment by any relevant Associate of such Party of, the benefit of such claim or other obligation to or as directed by the relevant released party, in the case of any claim against or obligation of any other Party, in each case subject to and with effect from Completion;

3.4 each of the Parties covenants and undertakes that such Party will not and to procure that its Associates will not, (a) during the period from the date of this Deed until the earlier of Completion or the date the PHFL Offer lapses or is withdrawn; or (b) at any time after Completion: initiate, assert, maintain, institute or be a party to any claim, action, suit or proceedings (including without limitation any derivative action and/or class action in any jurisdiction) of any kind whatsoever, against any relevant released person in respect of any claim, right or interest the subject of the waivers and releases set out in the above provisions of this Clause 3 or in any such case encourage or assist any other person to initiate, assert, maintain, institute or join in any of the foregoing.

            For the avoidance of doubt the foregoing provisions of this Clause 3 shall be null and void (save as regards any antecedent breach of this Clause 3) in the event that both Offers have not been made by 12 August 2002, or, having been made, the PHFL Offer lapses or is withdrawn, or Completion has not occurred within 75 days after the PHFL Offer is made. Notwithstanding anything to the contrary in this Deed, if Omega I Acquisition, Inc. does not acquire beneficial

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            ownership of at least 30 per cent of the outstanding common stock of
            OWI within 90 days after the Completion Date, then this Deed shall thereafter have effect (a) in relation to all released Parties other than PHFL and its Associates, as if the concluding words of paragraph 3.1 were "and which relates in any way to PHFL and/or any of its Associates"; and (b) in relation to all releasing Parties other than PHFL and its Associates, as if the concluding words of paragraph 3.2 were "and which relates in any way to PHFL and/or of its Associates".

4           SAVINGS

4.1 Nothing in this Deed shall in any way restrict any Target Group Member from asserting or pursuing or recovering after Completion in respect of any claim or cause of action against any PHFL Party and/or any Associate thereof in respect of any breach of contract, breach of fiduciary duty, liability to account for any profits or assets, statutory liability or tortious or unlawful act committed while such PHFL Party or Associate was a director, officer, employee or agent of or consultant to a Target Group Member, if and to the extent that such claim or cause of action arises out of or in respect of dishonest acts, statements or omissions on the part of such PHFL Party and/or any Associate thereof of which the directors of PH Investments named in paragraph 1(a) of Appendix II to the Offer Document did not have actual knowledge, both of the acts, statements or omissions in question and of the dishonesty involved, on or before the date of this Deed (but nothing in this Clause 4.1 shall be construed as an admission or assertion that any grounds for any such claim or cause of action exists).

4.2 Nothing in this Deed shall have the effect of waiving or releasing any person from:-

4.2.1 any contractual obligation to the extent expressly disclosed in paragraph 5 of Appendix III to the Offer Document; or

4.2.2       liability for death or personal injury.

4.3 Any other provision of this Deed notwithstanding, the provisions of clauses 2 and 3 of this Deed shall not apply to any claims, rights or other interests of Mr. Bailey and/or any of his Associates against OWI and/or any of its Associates or of OWI and/or any of its Associates against Mr. Bailey and/or any of his Associates.

4.4 For the avoidance of doubt, nothing in this Deed shall prevent any Party who is or was an officer or director of another Party or Associate of a Party from claiming, to the extent he is otherwise lawfully entitled to do so, under an Directors and Officers insurance policy of that other Party or Associate or for indemnification under rights granted to him by statute or other law or regulation.

5           COUNTERPARTS

            This Deed may be executed in any number of counterparts each of which shall constitute one and the same original.


6           THIRD PARTY RIGHTS


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            The Parties agree that the provisions of this Deed shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any released party in whose favour such provisions are expressed to operate; provided that notwithstanding that any term of this Deed may be or become enforceable by a third party, the terms of this Deed or any of them may be varied, amended or modified or this Deed may be suspended, cancelled, rescinded or terminated, as between all or any of the Parties and as regards any of their respective released persons, by agreement in writing between the relevant Parties made with the written consent of PH Investments and Four Seasons, without the consent of any other released person.


7           CHOICE OF LAW AND JURSIDICTION; NATURE OF OBLIGATIONS

            This Deed is to be governed by and construed in accordance with English law and each of the Parties submits to the jurisdiction of the English courts for all purposes in connection herewith. The obligations of the Parties hereunder are not joint and several, so that each Party shall be responsible hereunder for his or its own acts and/or omissions (including, for the avoidance of doubt, failing to procure acts or omissions of his or its Associates in accordance with this Deed) and shall not be responsible for the acts and/or omissions of any other Party or any Associate of any other Party.


IN WITNESS WHEREOF EACH OF THE PARTIES HAS EXECUTED AND DELIVERED THIS DOCUMENT AS DEED ON THE DATE SET OUT AT ITS HEAD.



                                   SCHEDULE 1

                        PHFL PARTIES AND THEIR ASSOCIATES


PARTY                                   ASSOCIATE
----------------------------------     --------------------------------------------
Essel W. Bailey

Menakka Bailey
----------------------------------     --------------------------------------------
Centum Investments Limited
----------------------------------     --------------------------------------------
A Edward Gottesman                      Gottesman Jones & Partners LLP

                                        Centenary International Corporation

                                        Centum Investments Limited
----------------------------------     --------------------------------------------
Thomas F. Franke individually and as    County Healthcare Group Limited and
trustee of:                             its subsidiaries

The Thomas F Franke Trust

The Ryan T Franke Trust No.2

The William C Franke Trust No.2
----------------------------------     --------------------------------------------

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
----------------------------------     --------------------------------------------
Lucy R Franke

Patricia F Belew for Kate M Belew and
for Grace M Belew

Barbara F Newman for Hannah J Newman
and for Samuel J Newman

Carol F Owens as Trustee of :

the Christopher G Owens Trust; and

the Sarah E. Owens Trust
----------------------------------     --------------------------------------------
Robert L Parker
----------------------------------     --------------------------------------------

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                                   SCHEDULE 2

OTHER PARTIES


PARTY                                   ASSOCIATE
----------------------------------     --------------------------------------------
Omega Healthcare Investors, Inc.
----------------------------------     --------------------------------------------
Kloosterman Family LLC
----------------------------------     --------------------------------------------
Harold J Kloosterman
----------------------------------     --------------------------------------------
Martin Currie Capital Return Trust
----------------------------------     --------------------------------------------
Bernard J Korman
----------------------------------     --------------------------------------------
Chee Jap
----------------------------------     --------------------------------------------
Ronald S Elder
----------------------------------     --------------------------------------------
John Storey
----------------------------------     --------------------------------------------
Mark Gosling
----------------------------------     --------------------------------------------
James Eden
----------------------------------     --------------------------------------------
Anil Gupta
----------------------------------     --------------------------------------------
Charles Taylor Pickett
----------------------------------     --------------------------------------------

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EXECUTED AS A DEED and delivered on the date set out at the head of this Deed.

EXECUTED as a Deed and Delivered    )
by OMEGA WORLDWIDE, INC. )
acting by                )          _____________________________

                                    Name: _______________________

                                    Title: ________________________





EXECUTED as a Deed and Delivered    )
by PRINCIPAL HEALTHCARE       )
FINANCE LIMITED               )
acting by                     )     __________________________________
and by                        )
                                    Name: ____________________________

                                    Director: __________________________



                                    __________________________________

                                    Name: ____________________________

                                    Director/Secretary: __________________

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EXECUTED as a Deed and Delivered    )
by CENTUM INVESTMENTS               )
LIMITED                       )
acting by                     )     __________________________________
and by                        )
                                    Name: ____________________________

                                    Director: ________________________



                                    __________________________________

                                    Name: ____________________________

                                    Director/Secretary: ______________


SIGNED and DELIVERED as a DEED      )     SIGNED and DELIVERED as a DEED )
by the said ESSEL W BAILEY          )     by the said MENAKKA BAILEY     )
in the presence of:-                )     in the presence of:-           )




WITNESS:                            WITNESS:
--------                            --------

Signature: _______________________  Signature:__________________________


Name: ____________________________  Name: ______________________________

Address: _________________________  Address: ___________________________

Occupation: ______________________  Occupation: ________________________

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SIGNED and DELIVERED as a DEED      )     SIGNED and DELIVERED as a DEED )
by the said A EDWARD GOTTESMAN      )     by the said THOMAS F FRANKE    )
in the presence of:-                )     in the presence of:-           )

WITNESS:                            WITNESS:
--------                            --------

Signature: _______________________  Signature: _________________________

Name: ____________________________  Name: ______________________________

Address: _________________________  Address: ___________________________

Occupation: ______________________  Occupation: ________________________



SIGNED and DELIVERED as a DEED      )     SIGNED and DELIVERED as a DEED   )
by the said ROBERT PARKER           )     by the said HAROLD J KLOOSTERMAN )
in the presence of:-                )     in the presence of:-             )


WITNESS:                           WITNESS:
--------                           --------

Signature: _______________________ Signature: _________________________

Name: ____________________________ Name: ______________________________

Address: _________________________ Address: ___________________________

Occupation: ______________________ Occupation: ________________________

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SIGNED and DELIVERED as a DEED      )     SIGNED and DELIVERED as a DEED )
by the said BERNARD KORMAN          )     by the said CHEE JAP           )
in the presence of:-                )     in the presence of:-           )

WITNESS:                           WITNESS:
--------                           --------

Signature: _______________________ Signature: ________________________

Name: ____________________________ Name: _____________________________

Address: _________________________ Address: __________________________

Occupation: ______________________ Occupation: _______________________


SIGNED and DELIVERED as a DEED      )     SIGNED and DELIVERED as a DEED )
by the said RONALD S ELDER          )     by the said JOHN STOREY        )
in the presence of:-                )     in the presence of:-           )

WITNESS:                           WITNESS:
--------                           --------

Signature: _______________________ Signature: _________________________

Name: ____________________________ Name: ______________________________

Address: _________________________ Address: ___________________________

Occupation: ______________________ Occupation: ________________________

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SIGNED and DELIVERED as a DEED      )     SIGNED and DELIVERED as a DEED )
by the said MARK GOSLING            )     by the said JAMES EDEN         )
in the presence of:-                )     in the presence of:-           )

WITNESS:                           WITNESS:
--------                           --------

Signature: _______________________ Signature: _________________________

Name: ____________________________ Name: ______________________________

Address: _________________________ Address: ___________________________

Occupation: ______________________ Occupation: ________________________



SIGNED and DELIVERED as a DEED    )     SIGNED and DELIVERED as a DEED  )
by the said ANIL GUPTA            )     by the said                     )
in the presence of:-              )     as trustee of the MARTIN CURRIE )
                                        CAPITAL RETURN TRUST            )
                                        in the presence of:-            )




WITNESS:                           WITNESS:
--------                           --------

Signature: _______________________ Signature: _________________________

Name: ____________________________ Name: ______________________________

Address: _________________________ Address: ___________________________

Occupation: ______________________ Occupation: ________________________

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EXECUTED as a Deed and Delivered    )
by OMEGA HEALTHCARE                 )
INVESTORS, INC.                     )
acting by                           )
                                    _____________________________

                                    Name: _______________________

                                    Title: ______________________



EXECUTED as a Deed and Delivered    )
by KLOOSTERMAN FAMILY LLC           )
acting by                           )
                                    _____________________________

                                    Name: _______________________

                                    Title: ______________________

SIGNED and DELIVERED as a DEED      )
by the said CHARLES TAYLOR PICKETT  )
in the presence of:-                )

WITNESS:
--------

Signature: _______________________

Name: ____________________________

Address: _________________________

Occupation: ______________________

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